EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd.’s Board of Directors Approves the Reduction in the Asset Coverage Requirements

NEW YORK, April 10, 2018 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (the “Company”) (NASDAQ:PFLT) (TASE:PFLT) announced today that on April 5, 2018, its board of directors approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the Investment Company Act of 1940, as amended by the Consolidated Appropriations Act of 2018 (which includes the Small Business Credit Availability Act).  As a result, the Company’s asset coverage requirements applicable to senior securities will be reduced from 200% to 150%, effective as of April 5, 2019.

“The Company has generated an excellent track record over the last seven years investing in lower risk first lien senior secured floating rate assets. We believe that such assets represent an appropriate risk profile that can be prudently leveraged under the revised statute to provide attractive returns for our investors. Our successful operation of the PennantPark Senior Secured Loan Fund I LLC joint venture is evidence of this strategy,” said Arthur H. Penn, Chairman and Chief Executive Officer of the Company. “Over the next year, we look forward to working closely with our lenders, bondholders, rating agencies and stockholders to discuss our roadmap into the future.”

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com